Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Third Quarter • September 30, 2018

The pathway to possible.
CrownCastle.com

Crown Castle International Corp.
Third Quarter 2018

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the fourth quarter 2018, full year 2018 and full year 2019.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) fiber primarily supporting small cell networks ("small cells") and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as "communications infrastructure," and our customers on our communications infrastructure are referred to herein as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our fiber is located in major metropolitan areas, including a presence within every major U.S. market. Crown Castle owns, operates and leases shared communications infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the U.S., and which consists of (1) approximately 40,000 towers and (2) approximately 65,000 route miles of fiber primarily supporting small cells and fiber solutions.
Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, "contracts"). We seek to increase our site rental revenues by adding more tenants on our communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.
Unless otherwise indicated, the Company has changed its presentation to millions and, as a result, any necessary rounding adjustments have been made to prior year disclosed amounts.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of communications infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our U.S. focused strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our communications infrastructure. We seek to maximize our site rental cash flows by working with our customers to provide them quick access to our communications infrastructure and entering into associated long-term contracts. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our customers to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless customers' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our customers. Additionally, we believe our ability to share our fiber assets across multiple customers to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return. We also believe that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in demand for data.

•
Return cash provided by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. We seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	acquisitions or construction of towers, fiber and small cells;

◦	acquisitions of land interests under towers;

◦	improvements and structural enhancements to our existing communications infrastructure;

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◦	purchases of shares of our common stock from time to time; and

◦	purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our communications infrastructure will be created by the expected continued growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for new communications infrastructure.

AFFO PER SHARE(a)(b)

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(a)	See reconciliations and definitions provided herein.

(b)	Attributable to CCIC common stockholders.

(c)	Represents the midpoint of the full year 2018 and full year 2019 Outlook as issued on October 17, 2018.

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	45	19	President and Chief Executive Officer
Daniel K. Schlanger	44	2	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	57	13	Senior Vice President and Chief Operating Officer - Fiber
Robert C. Ackerman	66	20	Senior Vice President and Chief Operating Officer - Towers and Small Cells
Kenneth J. Simon	57	3	Senior Vice President and General Counsel
Michael J. Kavanagh	50	8	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	45	21	Senior Vice President - Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(a)	72	22
P. Robert Bartolo	Director	Audit, Compensation	46	4
Cindy Christy	Director	Compensation, NCG(a), Strategy	52	11
Ari Q. Fitzgerald	Director	Compensation, NCG(a), Strategy	55	16
Robert E. Garrison II	Director	Audit, Compensation	76	13
Andrea J. Goldsmith	Director	NCG(a), Strategy	53	< 1
Lee W. Hogan	Director	Audit, Compensation, Strategy	74	17
Edward C. Hutcheson Jr.	Director	Strategy	73	23
Robert F. McKenzie	Director	Audit, Strategy	74	23
Anthony J. Melone	Director	NCG(a), Strategy	58	3
W. Benjamin Moreland	Director		55	12
Jay A. Brown	Director		45	2

(a)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Guggenheim Robert Gutman (212) 518-9148	JPMorgan Philip Cusick (212) 622-1444
Macquarie Amy Yong (212) 231-2624	MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432
New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137	Pacific Crest Securities Brandon Nispel (503) 821-3871
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	SunTrust Robinson Humphrey Greg Miller (212) 303-4169
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Dilara Sukhov (212) 553-1653	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
High price(a)	$113.74	$108.30	$111.21	$110.64	$103.82
Low price(a)	$105.90	$96.87	$97.77	$95.54	$88.53
Period end closing price(b)	$111.33	$106.81	$107.46	$107.81	$96.18
Dividends paid per common share	$1.05	$1.05	$1.05	$1.05	$0.95
Volume weighted average price for the period(a)	$110.34	$102.00	$105.46	$103.70	$96.92
Common shares outstanding, at period end	415	415	415	406	406
Market value of outstanding common shares, at period end(c)	$46,185	$44,309	$44,575	$43,801	$39,076

(a)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(b)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(c)
Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of September 30, 2018)
Towers
Number of towers(a)	40,027
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(b)	$19
Weighted average remaining customer contract term (years)(c)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by Towers segment site rental gross margin)	61% / 39%
Weighted average maturity of ground leases (years)(d)	35
Fiber
Number of route miles of fiber (in thousands)	65
Remaining contracted customer receivables ($ in billions)(b)	$5
Weighted average remaining customer contract term (years)(c)	4

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share amounts)	2018	2017	2018	2017
Operating Data:
Net revenues
Site rental	$1,184	$893	$3,507	$2,619
Network services and other	191	170	497	499
Net revenues	$1,375	$1,063	$4,004	$3,118

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$355	$281	$1,057	$815
Network services and other	119	107	304	310
Total cost of operations	$474	$388	$1,361	$1,125

Net income (loss) attributable to CCIC common stockholders	$136	$85	$373	$316
Net income (loss) attributable to CCIC common stockholders per share—diluted(e)	$0.33	$0.21	$0.90	$0.84

Non-GAAP Data(f):
Adjusted EBITDA	$793	$605	$2,324	$1,775
FFO(g)	515	408	1,487	1,214
AFFO(g)	579	459	1,683	1,349
AFFO per share(e)(g)	$1.39	$1.15	$4.06	$3.60

(a)	Excludes third-party land interests.

(b)	Excludes renewal terms at customers' option.

(c)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(d)	Includes all renewal terms at the Company's option, weighted by Towers segment site rental gross margin.

(e)
Based on diluted weighted-average common shares outstanding of 416 million and 397 million for the three months ended September 30, 2018 and 2017, respectively, and 414 million and 375 million for the nine months ended September 30, 2018 and 2017, respectively.

(f)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of Adjusted EBITDA, FFO and AFFO.

(g)	Attributable to CCIC common stockholders.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2018	2017	2018	2017
Summary Cash Flow Data(a):
Net cash provided by (used for) operating activities	$664	$482	$1,775	$1,413
Net cash provided by (used for) investing activities(b)	(503)	(297)	(1,281)	(2,971)
Net cash provided by (used for) financing activities	(44)	6,330	(480)	7,699

(dollars in millions)	September 30, 2018	December 31, 2017
Balance Sheet Data (at period end):
Cash and cash equivalents	$323	$314
Property and equipment, net	13,433	12,933
Total assets	32,644	32,229
Total debt and other long-term obligations	16,424	16,159
Total CCIC stockholders' equity	12,295	12,339

	Three Months Ended September 30, 2018
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.1	x
Dividend per common share	$1.05

OUTLOOK FOR FOURTH QUARTER 2018, FULL YEAR 2018 AND FULL YEAR 2019
(dollars in millions, except per share amounts)	Fourth Quarter 2018			Full Year 2018			Full Year 2019
Site rental revenues	$1,189	to	$1,199	$4,696	to	$4,706	$4,898	to	$4,943
Site rental cost of operations(c)	$343	to	$353	$1,400	to	$1,410	$1,438	to	$1,483
Net income (loss)	$201	to	$226	$659	to	$684	$738	to	$818
Net income (loss) attributable to CCIC common stockholders	$173	to	$198	$546	to	$571	$625	to	$705
Net income (loss) per share—diluted(d)(e)	$0.42	to	$0.48	$1.32	to	$1.38	$1.50	to	$1.69
Adjusted EBITDA(f)	$820	to	$830	$3,144	to	$3,154	$3,303	to	$3,348
Interest expense and amortization of deferred financing costs(g)	$160	to	$170	$638	to	$648	$691	to	$736
FFO(e)(f)(h)	$567	to	$577	$2,055	to	$2,065	$2,252	to	$2,297
AFFO(f)(h)	$591	to	$601	$2,273	to	$2,283	$2,413	to	$2,458
AFFO per share(d)(f)(h)	$1.42	to	$1.44	$5.48	to	$5.50	$5.80	to	$5.90

(a)	Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.

(b)
Includes net cash used for acquisitions of approximately $8 million and $9 million for the three months ended September 30, 2018 and 2017, respectively and $26 million and $2.1 billion for the nine months ended September 30, 2018 and 2017, respectively.

(c)	Exclusive of depreciation, amortization and accretion.

(d)
The assumption for fourth quarter 2018, full year 2018 and full year 2019 diluted weighted-average common shares outstanding is 416 million, 415 million and 416 million, respectively, based on diluted common shares outstanding as of September 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

(e)	Calculated using net income (loss) attributable to CCIC common stockholders.

(f)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(g)	See the reconciliation of "components of current outlook interest expense and amortization of deferred financing costs" in the Appendix.

(h)	Attributable to CCIC common stockholders.

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OUTLOOK FOR FULL YEARS 2018 AND 2019 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2018 Outlook	Full Year 2019 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$3,670	$4,639

New leasing activity(b)(c)	200-210	350-380
Escalators	80-90	85-95
Non-renewals	(90)-(80)	(185)-(165)
Organic Contribution to Site Rental Revenues(d)	200-210	260-300
Straight-lined revenues associated with fixed escalators	60-70	(9)-11
Acquisitions(e)	755-765	—
Other	—	—
Total GAAP site rental revenues	$4,696-$4,706	$4,898-$4,943

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)	28.1%	4.7%
Organic Contribution to Site Rental Revenues(d)(f)(g)	5.6%	6.0%

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See definition provided herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition, with the exception of the impact of Lightower, which has been reflected as a contribution from acquisitions for the full year 2018 Outlook.

(f)	Calculated based on midpoint of full year 2018 Outlook and full year 2019 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(amounts in millions, except par values)	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$323	$314
Restricted cash	125	121
Receivables, net	471	398
Prepaid expenses	182	162
Other current assets	148	139
Total current assets	1,249	1,134
Deferred site rental receivables	1,357	1,300
Property and equipment, net	13,433	12,933
Goodwill	10,074	10,021
Other intangible assets, net	5,620	5,962
Long-term prepaid rent and other assets, net	911	879
Total assets	$32,644	$32,229

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$302	$249
Accrued interest	101	132
Deferred revenues	484	457
Other accrued liabilities	306	339
Current maturities of debt and other obligations	111	115
Total current liabilities	1,304	1,292
Debt and other long-term obligations	16,313	16,044
Other long-term liabilities	2,732	2,554
Total liabilities	20,349	19,890
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: September 30, 2018—415 and December 31, 2017—406	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: September 30, 2018—2 and December 31, 2017—2; aggregate liquidation value: September 30, 2018—$1,650 and December 31, 2017—$1,650	—	—
Additional paid-in capital	17,743	16,844
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(5,447)	(4,505)
Total equity	12,295	12,339
Total liabilities and equity	$32,644	$32,229

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net revenues:
Site rental	$1,184	$893	$3,507	$2,619
Network services and other	191	170	497	499
Net revenues	1,375	1,063	4,004	3,118
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	355	281	1,057	815
Network services and other	119	107	304	310
Selling, general and administrative	145	100	418	300
Asset write-down charges	8	5	18	10
Acquisition and integration costs	4	13	18	27
Depreciation, amortization and accretion	385	296	1,138	880
Total operating expenses	1,016	802	2,953	2,342
Operating income (loss)	359	261	1,051	776
Interest expense and amortization of deferred financing costs	(160)	(154)	(478)	(430)
Gains (losses) on retirement of long-term obligations	(32)	—	(106)	(4)
Interest income	1	11	4	13
Other income (expense)	1	—	—	3
Income (loss) from continuing operations before income taxes	169	118	471	358
Benefit (provision) for income taxes	(5)	(3)	(13)	(12)
Net income (loss)	164	115	458	346
Dividends on preferred stock	(28)	(30)	(85)	(30)
Net income (loss) attributable to CCIC common stockholders	$136	$85	$373	$316

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.33	$0.22	$0.90	$0.85
Net income (loss) attributable to CCIC common stockholders, diluted	$0.33	$0.21	$0.90	$0.84

Weighted-average common shares outstanding:
Basic	415	395	413	374
Diluted	416	397	414	375

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SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2018				Three Months Ended September 30, 2017
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$782	$402		$1,184	$725	$168		$893
Segment network services and other revenue	189	2		191	153	17		170
Segment revenues	971	404		1,375	878	185		1,063
Segment site rental cost of operations	215	131		346	212	60		272
Segment network services and other cost of operations	115	1		116	91	14		105
Segment cost of operations(a)(b)	330	132		462	303	74		377
Segment site rental gross margin(c)	567	271		838	513	108		621
Segment network services and other gross margin(c)	74	1		75	62	3		65
Segment selling, general and administrative expenses(b)	28	45		73	22	18		40
Segment operating profit(c)	613	227		840	553	93		646
Other selling, general and administrative expenses(b)			$47	47			$41	41
Stock-based compensation expense			32	32			25	25
Depreciation, amortization and accretion			385	385			296	296
Interest expense and amortization of deferred financing costs			160	160			154	154
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(d)			47	47			12	12
Income (loss) from continuing operations before income taxes				$169				$118

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $7 million and $6 million for the three months ended September 30, 2018 and 2017, respectively, and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended September 30, 2018 and 2017. Selling, general and administrative expenses exclude stock-based compensation expense of $25 million and $19 million for the three months ended September 30, 2018 and 2017, respectively.

(c)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

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SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$2,318	$1,189		$3,507	$2,159	$460		$2,619
Segment network services and other revenue	489	8		497	461	38		499
Segment revenues	2,807	1,197		4,004	2,620	498		3,118
Segment site rental cost of operations	641	388		1,029	632	158		790
Segment network services and other cost of operations	292	6		298	277	31		308
Segment cost of operations(a)(b)	933	394		1,327	909	189		1,098
Segment site rental gross margin(c)	1,677	801		2,478	1,527	302		1,829
Segment network services and other gross margin(c)	197	2		199	184	7		191
Segment selling, general and administrative expenses(b)	81	131		212	69	55		124
Segment operating profit(c)	1,793	672		2,465	1,642	254		1,896
Other selling, general and administrative expenses(b)			$141	141			$121	121
Stock-based compensation expense			84	84			67	67
Depreciation, amortization and accretion			1,138	1,138			880	880
Interest expense and amortization of deferred financing costs			478	478			430	430
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(d)			153	153			40	40
Income (loss) from continuing operations before income taxes				$471				$358

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $19 million and $12 million for the nine months ended September 30, 2018 and 2017, respectively, and (2) prepaid lease purchase price adjustments of $15 million for both of the nine months ended September 30, 2018 and 2017. Selling, general and administrative expenses exclude stock-based compensation expense of $65 million and $55 million for the nine months ended September 30, 2018 and 2017, respectively.

(c)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$164	$115	$458	$346
Real estate related depreciation, amortization and accretion	371	288	1,097	857
Asset write-down charges	8	5	18	10
Dividends on preferred stock	(28)	—	(85)	—
FFO(a)(b)(c)(d)	$515	$408	$1,487	$1,214
Weighted-average common shares outstanding—diluted(e)	416	397	414	375
FFO per share(a)(c)(d)	$1.24	$1.03	$3.59	$3.24

FFO (from above)	$515	$408	$1,487	$1,214
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(17)	3	(53)	3
Straight-lined expense	23	24	69	70
Stock-based compensation expense	32	25	84	67
Non-cash portion of tax provision	2	(1)	(1)	(3)
Non-real estate related depreciation, amortization and accretion	14	8	41	23
Amortization of non-cash interest expense	2	2	5	8
Other (income) expense	(1)	—	—	(4)
(Gains) losses on retirement of long-term obligations	32	—	106	4
Acquisition and integration costs	4	13	18	27
Capital improvement capital expenditures	(15)	(11)	(47)	(27)
Corporate capital expenditures	(12)	(13)	(28)	(32)
AFFO(a)(b)(c)(d)	$579	$459	$1,683	$1,349
Weighted-average common shares outstanding—diluted(e)	416	397	414	375
AFFO per share(a)(c)(d)	$1.39	$1.15	$4.06	$3.60

(a)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)
Based on the diluted weighted-average common shares outstanding for the three and nine months ended September 30, 2018 and 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)(a)
	Nine Months Ended September 30,
(dollars in millions)	2018	2017
Cash flows from operating activities:
Net income (loss)	$458	$346
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,138	880
(Gains) losses on retirement of long-term obligations	106	4
Amortization of deferred financing costs and other non-cash interest	5	8
Stock-based compensation expense	79	67
Asset write-down charges	18	10
Deferred income tax (benefit) provision	2	—
Other non-cash adjustments, net	2	(3)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	144	62
Decrease (increase) in assets	(177)	39
Net cash provided by (used for) operating activities	1,775	1,413
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(26)	(2,113)
Capital expenditures	(1,241)	(852)
Other investing activities, net	(14)	(6)
Net cash provided by (used for) investing activities	(1,281)	(2,971)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,743	3,092
Principal payments on debt and other long-term obligations	(76)	(90)
Purchases and redemptions of long-term debt	(2,346)	—
Borrowings under revolving credit facility	1,290	1,755
Payments under revolving credit facility	(1,465)	(1,755)
Payments for financing costs	(33)	(27)
Net proceeds from issuance of common stock	841	4,221
Net proceeds from issuance of preferred stock	—	1,608
Purchases of common stock	(34)	(23)
Dividends/distributions paid on common stock	(1,315)	(1,082)
Dividends paid on preferred stock	(85)	—
Net cash provided by (used for) financing activities	(480)	7,699
Net increase (decrease) in cash, cash equivalents, and restricted cash	14	6,141
Effect of exchange rate changes	(1)	1
Cash, cash equivalents, and restricted cash at beginning of period(a)	440	697
Cash, cash equivalents, and restricted cash at end of period(a)	$453	$6,839
Supplemental disclosure of cash flow information:
Interest paid	503	420
Income taxes paid	15	14

(a) Effective January 1, 2018, the Company is required to explain the change in restricted cash in addition to the change in cash and cash equivalents in its condensed consolidated statement of cash flows. The Company has applied this approach for all periods presented.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended September 30,
(dollars in millions)	2018	2017
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$896	$803

New leasing activity(b)(c)	54	40
Escalators	21	21
Non-renewals	(23)	(20)
Organic Contribution to Site Rental Revenues(d)	52	41
Straight-lined revenues associated with fixed escalators	17	(3)
Acquisitions(e)	219	52
Other	—	—
Total GAAP site rental revenues	$1,184	$893

Year-over-year changes in revenue:
Reported GAAP site rental revenues	32.6%
Organic Contribution to Site Rental Revenues(d)(f)	5.8%

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See definition provided herein.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED
ESCALATORS(a)
	Three Months Ended September 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$16	$1	$17	$(5)	$2	$(3)
Site rental straight-lined expenses	22	1	23	24	—	24

	Nine Months Ended September 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$52	$1	$53	$(10)	$7	$(3)
Site rental straight-lined expenses	67	2	69	69	1	70

SUMMARY OF PREPAID RENT ACTIVITY(b)
	Three Months Ended September 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$39	$79	$118	$29	$62	$91
Amortization of prepaid rent	33	50	83	31	33	64

	Nine Months Ended September 30,
	2018			2017
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$99	$237	$336	$92	$136	$228
Amortization of prepaid rent	97	144	241	88	87	175

(a)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(b)
Reflects up-front payments received from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended September 30,
	2018				2017
(dollars in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$14	$—	$—	$14	$24	$—	$—	$24
Communications infrastructure construction and improvements	100	336	—	436	73	168	—	240
Sustaining:
Capital improvement and corporate	9	12	5	27	12	4	8	24
Integration	—	—	1	1	—	—	—	—
Total	$123	$348	$7	$478	$109	$172	$8	$288

PROJECTED REVENUE FROM CUSTOMER CONTRACTS(a)
	Years Ending December 31,
(as of September 30, 2018; dollars in millions)	2019	2020	2021	2022
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	$4,747	$4,856	$4,964	$5,059
Straight-lined site rental revenues associated with fixed escalators	(15)	(110)	(192)	(250)
GAAP site rental revenue	$4,732	$4,746	$4,772	$4,809

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(b)
	Years Ending December 31,
(as of September 30, 2018; dollars in millions)	2019	2020	2021	2022
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$814	$831	$852	$872
Straight-lined site rental ground lease expense associated with fixed escalators	77	66	53	42
GAAP ground lease expense	$891	$897	$905	$914

(a)
Based on customer licenses as of September 30, 2018. All customer licenses are assumed to renew for a new term no later than the respective current term end date. CPI-linked customer contracts are assumed to escalate at 3% per annum.

(b)	Based on existing ground leases as of September 30, 2018. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(a)
	Years Ending December 31,
(as of September 30, 2018; dollars in millions)	2019	2020	2021	2022
AT&T	$34	$39	$60	$46
Sprint	30	17	29	23
T-Mobile	55	22	40	560
Verizon	27	35	35	40
All Others Combined	194	157	128	81
Total	$340	$270	$292	$750

CUSTOMER OVERVIEW
(as of September 30, 2018)	Percentage of Q3 2018 LQA Site Rental Revenues	Weighted Average Current Term Remaining(b)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	22%	6	BBB / Baa2
T-Mobile	20%	5	BB+
Verizon	18%	6	BBB+ / Baa1
Sprint	14%	7	B / B2
All Others Combined	26%	3	N/A
Total / Weighted Average	100%	5

(a)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Customer Contracts."

(b)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of September 30, 2018; dollars in thousands)
YIELD(a)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA TOWERS SEGMENT SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(b)	NUMBER OF TOWERS

(a)	Yield is calculated as LQA Towers segment site rental gross margin divided by invested capital.

(b)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(a)
(as of September 30, 2018; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of September 30, 2018)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(a)
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of September 30, 2018)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of September 30, 2018; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Towers Segment Site Rental Gross Margin	Percentage of LQA Towers Segment Site Rental Gross Margin	Number of Towers(a)	Percentage of Towers	Weighted Average Term Remaining (by years)(b)
Less than 10 years	$359	12%	$202	9%	5,498	14%
10 to 20 years	458	15%	250	11%	7,288	18%
Greater than 20 years	1,324	43%	904	41%	17,127	43%
Total leased	$2,141	70%	$1,356	61%	29,913	75%	35

Owned	937	30%	869	39%	10,114	25%
Total / Average	$3,078	100%	$2,225	100%	40,027	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	317	970
Average number of years extended	32	33
Percentage increase in consolidated cash ground lease expense due to extension activities(c)	0.1%	0.3%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	81	206
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$24	$59
Percentage of Towers segment site rental gross margin from towers residing on land purchased	<1%	<1%

(a)	Includes towers and rooftops, excludes small cells, fiber and third-party land interests.

(b)	Includes all renewal terms at the Company’s option; weighted by Towers segment site rental gross margin.

(c)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 9/30/2018	Fixed vs. Variable	Secured vs. Unsecured	Interest Rate(b)	Net Debt to LQA EBITDA(c)	Maturity
Cash and cash equivalents(a)	$323

Senior Secured Tower Revenue Notes, Series 2015-1(d)	300	Fixed	Secured	3.2%		2042(d)
Senior Secured Tower Revenue Notes, Series 2015-2(d)	700	Fixed	Secured	3.7%		2045(d)
Senior Secured Tower Revenue Notes, Series 2018-1(d)	250	Fixed	Secured	3.7%		2043(d)
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	Fixed	Secured	4.2%		2048(d)
3.849% Secured Notes	1,000	Fixed	Secured	3.9%		2023
Senior Secured Notes, Series 2009-1, Class A-1	18	Fixed	Secured	6.3%		2019
Senior Secured Notes, Series 2009-1, Class A-2	70	Fixed	Secured	9.0%		2029
Capital leases & other obligations	224	Various	Secured	Various		Various
Total secured debt	$3,312			4.0%	1.0x
2016 Revolver(e)	805	Variable	Unsecured	3.5%		2023
2016 Term Term Loan A	2,371	Variable	Unsecured	3.5%		2023
5.250% Senior Notes	1,650	Fixed	Unsecured	5.3%		2023
4.875% Senior Notes	850	Fixed	Unsecured	4.9%		2022
3.400% Senior Notes	850	Fixed	Unsecured	3.4%		2021
4.450% Senior Notes	900	Fixed	Unsecured	4.5%		2026
3.700% Senior Notes	750	Fixed	Unsecured	3.7%		2026
2.250% Senior Notes	700	Fixed	Unsecured	2.3%		2021
4.000% Senior Notes	500	Fixed	Unsecured	4.0%		2027
4.750% Senior Notes	350	Fixed	Unsecured	4.8%		2047
3.200% Senior Notes	750	Fixed	Unsecured	3.2%		2024
3.650% Senior Notes	1,000	Fixed	Unsecured	3.7%		2027
3.150% Senior Notes	750	Fixed	Unsecured	3.2%		2023
3.800% Senior Notes	1,000	Fixed	Unsecured	3.8%		2028
Total unsecured debt	$13,226			3.9%	4.2x
Total net debt	$16,215			3.9%	5.1x
Preferred Stock, at liquidation value	1,650
Market Capitalization(f)	46,185
Firm Value(g)	$64,050

(a)	Excludes restricted cash.

(b)	Represents the weighted-average stated interest rate.

(c)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(d)
If the respective series of such debt is not paid in full on or prior to an applicable date then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(e)	As of September 30, 2018, the undrawn availability under the $4.25 billion 2016 Revolver was $3.4 billion.

(f)	Market capitalization calculated based on $111.33 closing price and 415 million shares outstanding as of September 30, 2018.

(g)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)
(as of September 30, 2018; dollars in millions)

(a)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(dollars in millions)	September 30, 2018
Cash and cash equivalents(b)	$323
Undrawn 2016 Revolver availability(c)	3,426
Restricted cash(d)	130
Debt and other long-term obligations	16,424
Total equity	12,295

(a)
In addition, in April 2018, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.

(b)	Exclusive of restricted cash.

(c)	Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our 2016 Revolver.

(d)	Inclusive of $5 million included within "long-term prepaid rent and other assets, net" on our condensed consolidated balance sheet.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(a)	Covenant Level Requirement		As of September 30, 2018
Maintenance Financial Covenants(b)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.2x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		1.0x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(c)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.4x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	10.3x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	10.3x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(d)	9.8x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	10.3x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	10.3x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(e)	9.8x

(a)
As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR."

(b)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(c)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(d)
The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.

(e)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(a)
	Years Ending December 31,
(as of September 30, 2018; dollars in millions)	2019	2020
Fixed Rate Debt:
Face Value of Principal Outstanding(b)	$13,117	$13,110
Current Interest Payment Obligations(c)	519	519
Effect of 0.125% Change in Interest Rates(d)	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(b)	$3,101	$2,997
Current Interest Payment Obligations(e)	128	131
Effect of 0.125% Change in Interest Rates(f)	4	4

(a)	Excludes capital lease and other obligations.

(b)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(c)	Interest expense calculated based on current interest rates.

(d)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(e)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of September 30, 2018. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the borrower’s senior unsecured credit rating.

(f)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of September 30, 2018 plus 12.5 bps.

Crown Castle International Corp.
Third Quarter 2018

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DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues, are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO and AFFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO and AFFO per share only as a performance measure. AFFO and AFFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO and FFO per share are useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO and FFO per share help investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO and FFO per share are not key performance indicators used by the Company. FFO and FFO per share should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures (comprised of capital improvement capital expenditures and corporate capital expenditures).
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in consolidated network services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment network services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of expansion or development of existing communications infrastructure, construction of new communications infrastructure, and, to a lesser extent, purchases of land interests (which primarily relate to land assets under towers as we seek to manage our interests in the land beneath our towers) and other capital projects.

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Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures made with respect to either (1) corporate capital expenditures or (2) capital improvement capital expenditures on our communications infrastructure assets that enable our customers' ongoing quiet enjoyment of the communications infrastructure.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made specifically with respect to acquisitions that are essential to integrating acquired companies into our business.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
(dollars in millions)	2018	2017	2018	2017	2017
Net income (loss)	$164	$115	$458	$346	$445
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	8	5	18	10	17
Acquisition and integration costs	4	13	18	27	61
Depreciation, amortization and accretion	385	296	1,138	880	1,242
Amortization of prepaid lease purchase price adjustments	5	5	15	15	20
Interest expense and amortization of deferred financing costs(a)	160	154	478	430	591
(Gains) losses on retirement of long-term obligations	32	—	106	4	4
Interest income	(1)	(11)	(4)	(13)	(19)
Other (income) expense	(1)	—	—	(3)	(1)
(Benefit) provision for income taxes	5	3	13	12	26
Stock-based compensation expense	32	25	84	67	96
Adjusted EBITDA(b)(c)	$793	$605	$2,324	$1,775	$2,482

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Current Outlook for Adjusted EBITDA:

	Q4 2018			Full Year 2018			Full Year 2019
(dollars in millions)	Outlook			Outlook			Outlook
Net income (loss)	$201	to	$226	$659	to	$684	$738	to	$818
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$27	to	$29	$35	to	$45
Acquisition and integration costs	$8	to	$12	$26	to	$30	$15	to	$25
Depreciation, amortization and accretion	$381	to	$401	$1,519	to	$1,539	$1,609	to	$1,644
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$160	to	$170	$638	to	$648	$691	to	$736
(Gains) losses on retirement of long-term obligations	$0	to	$0	$106	to	$106	$0	to	$0
Interest income	$(2)	to	$0	$(6)	to	$(4)	$(7)	to	$(3)
Other (income) expense	$(1)	to	$3	$(1)	to	$3	$(1)	to	$1
(Benefit) provision for income taxes	$3	to	$8	$16	to	$21	$16	to	$24
Stock-based compensation expense	$23	to	$27	$107	to	$111	$111	to	$115
Adjusted EBITDA(b)(c)	$820	to	$830	$3,144	to	$3,154	$3,303	to	$3,348

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended September 30,
(dollars in millions)	2018	2017
Interest expense on debt obligations	$158	$152
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(3)	(3)
Interest expense and amortization of deferred financing costs	$160	$154

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q4 2018			Full Year 2018			Full Year 2019
(dollars in millions)	Outlook			Outlook			Outlook
Interest expense on debt obligations	$161	to	$166	$634	to	$639	$696	to	$716
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$6	$20	to	$22	$18	to	$23
Other, net	$(4)	to	$(2)	$(15)	to	$(13)	$(16)	to	$(11)
Interest expense and amortization of deferred financing costs	$160	to	$170	$638	to	$648	$691	to	$736

(a)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$164	$115	$458	$346
Real estate related depreciation, amortization and accretion	371	288	1,097	857
Asset write-down charges	8	5	18	10
Dividends on preferred stock	(28)	—	(85)	—
FFO(a)(b)(c)(d)	$515	$408	$1,487	$1,214

FFO (from above)	$515	$408	$1,487	$1,214
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(17)	3	(53)	3
Straight-lined expense	23	24	69	70
Stock-based compensation expense	32	25	84	67
Non-cash portion of tax provision	2	(1)	(1)	(3)
Non-real estate related depreciation, amortization and accretion	14	8	41	23
Amortization of non-cash interest expense	2	2	5	8
Other (income) expense	(1)	—	—	(4)
Gains (losses) on retirement of long-term obligations	32	—	106	4
Acquisition and integration costs	4	13	18	27
Capital improvement capital expenditures	(15)	(11)	(47)	(27)
Corporate capital expenditures	(12)	(13)	(28)	(32)
AFFO(a)(b)(c)(d)	$579	$459	$1,683	$1,349
Weighted-average common shares outstanding—diluted(e)	416	397	414	375
AFFO per share(a)(c)(d)	$1.39	$1.15	$4.06	$3.60

(a)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)
Based on the diluted weighted-average common shares outstanding for the three and nine months ended September 30, 2018 and 2017. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(amounts in millions, except per share amounts)	2017	2016	2015	2014
Net income (loss)	$445	$357	$525	$346
Real estate related depreciation, amortization and accretion	1,211	1,082	1,018	972
Asset write-down charges	17	34	33	14
Dividends on preferred stock	(30)	(44)	(44)	(44)
FFO(a)(b)(c)(d)	$1,643	$1,430	$1,533	$1,288

FFO (from above)	$1,643	$1,430	$1,533	$1,288
Adjustments to increase (decrease) FFO:
Straight-lined revenue	—	(47)	(111)	(183)
Straight-lined expense	93	94	99	102
Stock-based compensation expense	96	97	67	56
Non-cash portion of tax provision	9	7	(64)	(19)
Non-real estate related depreciation, amortization and accretion	31	26	18	14
Amortization of non-cash interest expense	9	14	37	81
Other (income) expense	(2)	9	(57)	(12)
(Gains) losses on retirement of long-term obligations	4	52	4	45
Acquisition and integration costs	61	17	16	34
Capital improvement capital expenditures	(41)	(43)	(47)	(31)
Corporate capital expenditures	(44)	(47)	(58)	(50)
AFFO(a)(b)(c)(d)	$1,860	$1,610	$1,437	$1,324
Weighted-average common shares outstanding—diluted(e)	383	341	334	333
AFFO per share(a)(c)(d)	$4.85	$4.72	$4.30	$3.97

(a)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(d)	Attributable to CCIC common stockholders.

(e)	Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2017, 2016, 2015 and 2014.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliation of Current Outlook for FFO and AFFO:

	Q4 2018			Full Year 2018			Full Year 2019
(amounts in millions, except per share amounts)	Outlook			Outlook			Outlook
Net income (loss)	$201	to	$226	$659	to	$684	$738	to	$818
Real estate related depreciation, amortization and accretion	$372	to	$382	$1,469	to	$1,479	$1,560	to	$1,580
Asset write-down charges	$9	to	$11	$27	to	$29	$35	to	$45
Dividends on preferred stock	$(28)	to	$(28)	$(113)	to	$(113)	$(113)	to	$(113)
FFO(a)(b)(c)	$567	to	$577	$2,055	to	$2,065	$2,252	to	$2,297
Weighted-average common shares outstanding—diluted(d)	416			415			416
FFO per share(a)(b)(c)	$1.37	to	$1.39	$4.96	to	$4.98	$5.41	to	$5.51

FFO (from above)	$567	to	$577	$2,055	to	$2,065	$2,252	to	$2,297
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(15)	to	$(5)	$(67)	to	$(57)	$(9)	to	$11
Straight-lined expense	$16	to	$26	$85	to	$95	$68	to	$88
Stock-based compensation expense	$23	to	$27	$107	to	$111	$111	to	$115
Non-cash portion of tax provision	$(2)	to	$3	$(4)	to	$1	$(7)	to	$8
Non-real estate related depreciation, amortization and accretion	$9	to	$19	$50	to	$60	$49	to	$64
Amortization of non-cash interest expense	$0	to	$4	$5	to	$9	$2	to	$12
Other (income) expense	$(1)	to	$3	$(1)	to	$3	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0	$106	to	$106	$0	to	$0
Acquisition and integration costs	$8	to	$12	$26	to	$30	$15	to	$25
Capital improvement capital expenditures	$(20)	to	$(10)	$(66)	to	$(56)	$(85)	to	$(75)
Corporate capital expenditures	$(30)	to	$(20)	$(59)	to	$(49)	$(40)	to	$(30)
AFFO(a)(b)(c)	$591	to	$601	$2,273	to	$2,283	$2,413	to	$2,458
Weighted-average common shares outstanding—diluted(d)	416			415			416
AFFO per share(a)(b)(c)	$1.42	to	$1.44	$5.48	to	$5.50	$5.80	to	$5.90

(a)	See “Definitions of Non-GAAP Financial Measures, Segment Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(c)	Attributable to CCIC common stockholders.

(d)
The assumption for fourth quarter 2018, full year 2018 and full year 2019 diluted weighted-average common shares outstanding is 416 million, 415 million and 416 million, respectively, based on diluted common shares outstanding as of September 30, 2018. For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

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Third Quarter 2018

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended September 30,
(dollars in millions)	2018		2017
Total face value of debt	$16,538		$15,312
Ending cash and cash equivalents(a)	323		6,719
Total net debt	$16,215		$8,593

Adjusted EBITDA for the three months ended September 30,	$793		$605
Last quarter annualized Adjusted EBITDA	3,172		2,420
Net debt to Last Quarter Annualized Adjusted EBITDA	5.1	x	3.6x(b)

Cash Interest Coverage Ratio Calculation:

	Three Months Ended September 30,
(dollars in millions)	2018		2017
Adjusted EBITDA	$793		$605
Interest expense on debt obligations	158		152
Interest Coverage Ratio	5.0	x	4.0	x

(a)	Excludes restricted cash.

(b)	The Net debt to Last Quarter Annualized Adjusted EBITDA for the three months ended September 30, 2017 was impacted by the pre-funding of the Lightower acquisition, which closed on November 1, 2017.